Exhibit 99.1

VCA Antech, Inc. Reports Fourth Quarter 2010 Results and Provides Financial Guidance for 2011

  Fourth quarter revenue increased 7.3% to $338.1 million
  Fourth quarter diluted earnings per common share of $0.25
  Fourth quarter adjusted diluted earnings per common share of $0.24

LOS ANGELES--(BUSINESS WIRE)--February 17, 2011--VCA Antech, Inc. (NASDAQ NM: WOOF), a leading animal healthcare company in the United States, today reported financial results for the fourth quarter ended December 31, 2010 as follows: revenue increased 7.3% to a fourth quarter record of $338.1 million, gross profit decreased 2.2 % to $69.6 million and diluted earnings per common share was $0.25.

Results for the year ended December 31, 2010 were as follows: revenue increased 5.1% to a record of $1.38 billion, gross profit decreased 3.0% to $331.2 million and diluted earnings per common share was $1.27. The twelve month results include charges of $14.5 million, or $8.9 million net of tax, for compensation in connection with executive consulting agreements, $2.1 million, or $1.3 million net of tax, of debt retirement costs and $5.4 million, or $3.5 million net of tax, related to additional state tax payments required as a result of a settlement. Excluding these items, adjusted diluted earnings per common share was $1.42.

Animal Hospital revenue in the fourth quarter increased 10.2% to $261.5 million driven by acquisitions made in the past twelve months. The combination of a decline in our same-store margins, due to a decline in same-store revenue, and lower margins at our newly acquired animal hospitals has caused our Animal Hospital gross margin to decrease to 13.4% from 15.3%, and our operating margin to decline to 10.8% from 12.9%. Our same-store revenue declined by 2.2% and our same-store gross profit margin declined to 14.0% from 15.4%. We acquired ten animal hospitals during the fourth quarter with historical combined annual revenue of $33.1 million.

Laboratory revenue in the fourth quarter increased 1.5% to $72.2 million driven by internal revenue growth. Our Laboratory gross profit decreased by 80 basis points to 42.1% and our operating margin decreased 170 basis points to 32.7%.

Medical Technology revenue was flat during the fourth quarter and gross profit declined 3.4% to $4.8 million. Gross profit margin declined 110 bps to 29.9% compared to 31.0% in the prior year, primarily due to a change in product mix.

2011 Financial Guidance

The continued uncertainty and the lack of visibility regarding the timing and degree of the recovery in our business sector have made it particularly difficult to predict consumer demand for our services and to provide guidance relative to future results. Further, the foregoing factors make it more likely that our actual results could differ from expectations. Our 2011 financial guidance is as follows:

  Revenue from $1.47 billion to $1.51 billion;
  Net income from $124.1 million to $132.8 million; and
  Diluted earnings per common share from $1.42 to $1.52.

Non-GAAP Financial Measures

We believe investors’ understanding of our total performance is enhanced by disclosing adjusted operating income, adjusted net income and adjusted diluted earnings per common share. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items. Adjusted diluted earnings per common share is adjusted net income divided by diluted common shares outstanding.

Management uses adjusted measures because they exclude the effect of significant items that we believe are not representative of our core operations for the periods presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends. For the twelve months ended December 31, 2010, we made the following adjustments: $2.1 million, or $1.3 million after tax, and $0.02 per diluted common share for debt retirement costs related to the refinancing of our senior term notes and financing of our new revolver; $5.4 million, or $3.5 million net of tax, or $0.04 per diluted common share for tax expense related to the settlement of state taxes assessed on taxable income for the tax years 2004 through 2007; $14.5 million, or $8.9 million net of tax, or $0.10 per diluted common share, for compensation in connection to executive consulting agreements. For the three and twelve months ended December 31, 2009, we adjusted our reported amounts for the abandonment of an internally developed software project as follows: for the three months ended December 31, 2009, recovery of $1.9 million, or $1.2 million after tax, or $0.01 per diluted common share and for the twelve months ended December 31, 2009, a net software write-off of $3.3 million, or $2.0 million after tax, or $0.02 per diluted common share.

There is a material limitation associated with the use of these non-GAAP financial measures: our adjusted measures exclude the impact of these significant items, and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled “Supplemental Operating Data.”

Conference Call

We will discuss our company’s fourth quarter 2010 financial results during a conference call today, February 17th, at 4:30 p.m. Eastern Time. You can access a live broadcast of the call by visiting our website at http://investor.vcaantech.com. You can also access the call by dialing (877) 293-5492. Interested parties should call at least 10 minutes prior to the start of the call to register.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may and likely will differ materially from this forward-looking information. Our Animal Hospital and Laboratory revenues have been materially adversely impacted by the current economic recession. We are unable to forecast the timing or degree of any economic recovery. Further, trends in the general economy may not be reflected in our business at the same time or in the same degree as in the general economy. The timing and degree of any economic recovery, and its impact on our business, are among the important factors that could cause actual results to differ from this forward-looking information. Among other factors that could cause our actual results to differ from this forward-looking information are: an increase in the level of direct costs or a failure to increase revenue at a level necessary to maintain our expected operating margins, a material adverse change in our financial condition or operations; the level of selling, general and administrative costs; the effects of our recent and future acquisitions (including Pet DRx Corporation) and our ability to effectively manage our growth and achieve operating synergies; a decline in demand for any of our products and services; any disruption in our information technology systems or transportation networks; the effects of competition; any impairment in the carrying value of our goodwill and other intangible assets; changes in prevailing interest rates; our ability to service our debt; and general economic conditions. These and other risks are discussed in our Report on Form 10-K for the year ended December 31, 2009 and our Report on Form 10-Q for the quarter ended September 30, 2010 and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, and we supply diagnostic imaging equipment to the veterinary industry.

VCA Antech, Inc.
Consolidated Income Statements
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue:
Animal hospital	$261,460	$237,185	$1,052,462	$994,215
Laboratory	72,210	71,140	310,654	310,057
Medical technology	16,208	16,194	64,013	48,557
Intercompany	(11,766)	(9,300)	(45,661)	(38,322)
	338,112	315,219	1,381,468	1,314,507

Direct costs	268,526	244,081	1,050,304	973,275

Gross profit:
Animal hospital	35,059	36,188	172,390	183,698
Laboratory	30,399	30,484	142,196	143,492
Medical technology	4,845	5,015	19,277	15,836
Intercompany	(717)	(549)	(2,699)	(1,794)
	69,586	71,138	331,164	341,232

Selling, general and administrative expense:
Animal hospital	6,680	5,250	23,539	21,174
Laboratory	6,758	6,063	26,243	22,895
Medical technology	3,857	3,926	14,507	12,885
Corporate	11,956	9,877	59,252	38,715
	29,251	25,116	123,541	95,669

Loss (gain) on sale and disposal of assets	211	(1,569)	374	4,035

Operating income	40,124	47,591	207,249	241,528

Interest expense, net	4,066	4,814	13,630	21,466
Debt retirement costs	(419)	-	2,131	-
Other (income) expense	(282)	27	(772)	(104)
Income before provision for income taxes	36,759	42,750	192,260	220,166
Provision for income taxes	14,637	16,499	78,102	84,580
Net income	22,122	26,251	114,158	135,586
Net income attributable to noncontrolling interests	649	899	3,915	4,158
Net income attributable to VCA Antech, Inc.	$21,473	$25,352	$110,243	$131,428

Diluted earnings per share	$0.25	$0.29	$1.27	$1.53
Shares used for computing diluted earnings per share	87,167	86,714	87,051	86,097

VCA Antech, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31,
	2010	2009
Assets

Current assets:
Cash and cash equivalents	$97,126	$145,181
Trade accounts receivable, net	49,224	49,186
Inventory	40,760	32,031
Prepaid expenses and other	21,138	27,242
Deferred income taxes	19,019	18,318
Prepaid income taxes	19,047	6,252
Total current assets	246,314	278,210
Property and equipment, net	331,687	289,415
Other assets:
Goodwill	1,092,480	985,674
Other intangible assets, net	46,986	44,280
Deferred financing costs, net	6,700	581
Other	42,255	29,244
Total assets	$1,766,422	$1,627,404

Liabilities and Equity

Current liabilities:
Current portion of long-term obligations	$28,101	$17,195
Accounts payable	31,970	28,326
Accrued payroll and related liabilities	35,754	33,539
Other accrued liabilities	45,769	43,298
Total current liabilities	141,594	122,358
Long-term obligations, less current portion	498,935	527,860
Deferred income taxes	82,131	75,197
Other liabilities	27,972	10,651
VCA Antech, Inc. stockholders' equity:
Common stock	86	86
Additional paid-in capital	347,848	335,114
Retained earnings	650,253	540,010
Accumulated other comprehensive income (loss)	737	(163)
Total VCA Antech, Inc. stockholders' equity	998,924	875,047
Noncontrolling interest	16,866	16,291
Total equity	1,015,790	891,338
Total liabilities and equity	$1,766,422	$1,627,404

VCA Antech, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Year Ended
	December 31,
	2010	2009
Cash flows from operating activities:
Net income	$114,158	$135,586
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,069	39,571
Amortization of debt costs	862	486
Provision for uncollectible accounts	7,366	7,048
Debt retirement costs	2,131	-
Net loss on sale and disposal of assets	374	4,035
Share-based compensation	9,340	7,951
Deferred income taxes	13,493	24,600
Excess tax benefit from exercise of stock options	(378)	(866)
Other	(901)	(425)
Changes in operating assets and liabilities:
Accounts receivable	(7,048)	(10,004)
Inventory, prepaid expenses and other assets	(11,868)	(15,591)
Accounts payable and other accrued liabilities	7,463	(1,974)
Accrued payroll and related liabilities	(385)	(7,794)
Prepaid income taxes	(12,603)	848
Net cash provided by operating activities	168,073	183,471
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(80,683)	(74,577)
Real estate acquired in connection with business acquisitions	(9,289)	(4,894)
Property and equipment additions	(61,951)	(50,801)
Proceeds from sale of assets	939	151
Other	(22)	(649)
Net cash used in investing activities	(151,006)	(130,770)
Cash flows from financing activities:
Repayment of long-term obligations	(555,529)	(7,936)
Proceeds from the issuance of long-term debt	500,000	-
Payment of financing costs	(9,112)	-
Distributions to noncontrolling interest partners	(4,247)	(4,189)
Proceeds from issuance of common stock under stock option plans	5,510	15,297
Repurchase of common stock	(2,310)	(561)
Excess tax benefit from exercise of stock options	378	866
Net cash (used in) provided by financing activities	(65,310)	3,477
Effect of currency exchange rate changes on cash and cash equivalents	188	44
(Decrease) increase in cash and cash equivalents	(48,055)	56,222
Cash and cash equivalents at beginning of period	145,181	88,959
Cash and cash equivalents at end of period	$97,126	$145,181

VCA Antech, Inc.
Supplemental Operating Data
(Unaudited - In thousands, except per share amounts)

Table #1
Reconciliation of net income attributable to	Three Months Ended		Twelve Months Ended
VCA Antech, Inc., to adjusted net income	December 31,		December 31,
attributable to VCA Antech, Inc.	2010	2009	2010	2009

Net income attributable to VCA Antech, Inc.	$21,473	$25,352	$110,243	$131,428
Debt retirement costs	(419)	-	2,131	-
Tax expense (benefit) from debt retirement costs	163	-	(829)	-
Tax settlement	-	-	5,400	-
Tax benefit from tax settlement	-	-	(1,920)	-
Compensation charges	-	-	14,525	-
Tax benefit from compensation charges	-	-	(5,653)	-
(Recovery) write-down of internal-use software	-	(1,937)	-	3,334
Tax expense (benefit) from (recovery) write-down of internal use software	-	754	-	(1,298)
Adjusted net income attributable to VCA Antech, Inc.	$21,217	$24,169	$123,897	$133,464

The rate used to calculate the tax benefit is the statutory tax rate for the year.

Table #2	Three Months Ended		Twelve Months Ended
Reconciliation of diluted earnings per share to	December 31,		December 31,
adjusted diluted earnings per share	2010	2009	2010	2009

Diluted earnings per share	$0.25	$0.29	$1.27	$1.53
Impact of debt retirement costs, net of tax	-	-	0.02	-
Impact of tax settlement, net of tax	-	-	0.04	-
Impact of compensation charges, net of tax	-	-	0.10	-
Impact of (recovery) write-down of internal-use software, net of tax	-	(0.01)	-	0.02
Adjusted diluted earnings per share	$0.24	$0.28	$1.42	$1.55
Shares used for computing adjusted diluted earnings per share	87,167	86,714	87,051	86,097

Per share amounts may not add due to rounding.

Table #3	Three Months Ended		Twelve Months Ended
Reconciliation of operating income to adjusted	December 31,		December 31,
operating income	2010	2009	2010	2009

Consolidated operating income	$40,124	$47,591	$207,249	$241,528
Compensation charges	-	-	14,525	-
(Recovery) write-down of internal-use software	-	(1,937)	-	3,334
Consolidated adjusted operating income	$40,124	$45,654	$221,774	$244,862
Consolidated adjusted operating margin	11.9%	14.5%	16.1%	18.6%

VCA Antech, Inc.
Supplemental Operating Data - Continued
(Unaudited - In thousands)

Table #4			December 31,
Selected consolidated balance sheet data			2010	2009

Debt:
Senior term notes			$493,750	$516,889
Other debt and capital leases			33,286	28,166
Total debt			$527,036	$545,055

	Three Months Ended		Year Ended
Table #5	December 31,		December 31,
Selected expense data	2010	2009	2010	2009

Rent expense	$14,215	$11,776	$51,914	$46,658

Depreciation and amortization included in direct costs:
Animal hospital	$9,149	$7,061	$32,186	$26,468
Laboratory	2,363	2,371	9,309	9,191
Medical technology	390	448	1,529	1,232
Intercompany	(283)	(229)	(1,036)	(830)
	11,619	9,651	41,988	36,061
Depreciation and amortization included in selling, general and administrative expense	1,063	934	4,081	3,510
Total depreciation and amortization	$12,682	$10,585	$46,069	$39,571

Share-based compensation included in direct costs:
Laboratory	$186	$157	$674	$620

Share-based compensation included in selling, general and administrative expense:
Animal hospital	461	376	1,571	1,484
Laboratory	400	316	1,350	1,225
Medical technology	102	64	297	277
Corporate	701	1,098	5,448	4,345
	1,664	1,854	8,666	7,331
Total share-based compensation	$1,850	$2,011	$9,340	$7,951

CONTACT:
VCA Antech, Inc.
Tomas Fuller, Chief Financial Officer
(310) 571-6505